UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 30, 2017

HELIX TCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(720) 328-5372

Registrant's telephone number, including area code

_______________________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2017 and February 13, 2017, Helix TCS, Inc. (the "Company" or "we") executed unsecured 8% promissory notes of the Company with a single note holder ("Holder"), in the aggregate principal amount of US$255,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Notes"), upon the terms and subject to the limitations and conditions set forth in such Notes. The form of the Notes is attached as Exhibit 10.1.

Note No. 1

The first Note, bearing an interest rate of 8% per annum, was entered into on January 30, 2017 for $75,000, and matures on the earlier of June 30, 2017 or the date of the future capital contribution referenced in the Form of Unsecured Promissory Note attached as Exhibit 10.1. The Note was funded and the Company received $75,000 on January 30, 2017. The Company may prepay the Note in whole or in part at any time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

Note No. 2

The second Note, bearing an interest rate of 8% per annum, was entered into on February 13, 2017 for $180,000, and matures on the earlier of June 30, 2017 or the date of the future capital contribution referenced in the Form of Unsecured Promissory Note attached as Exhibit 10.1. The Note was funded and the Company received $180,000 on February 13, 2017. The Company may prepay the Note in whole or in part at any time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Form of Unsecured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HELIX TCS, INC.

By: /s/ Zachary L. Venegas

Zachary L. Venegas, Chief Executive Officer

Date: February 16, 2017